Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Forms S-8 (file numbers 333-41454, 33-50922, 33-61532, 33-66482, 33-80726,333-33485) of our report dated February 26, 2001, relating to the financial statements and financial statement schedule, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, MA
April 3, 2001